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                                                                    EXHIBIT 10.5

                                                               EXECUTION VERSION

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                                OMNIBUS AGREEMENT

                                      among

                                 ARCH COAL, INC.

                                ARK LAND COMPANY

                WESTERN POCAHONTAS PROPERTIES LIMITED PARTNERSHIP

                  GREAT NORTHERN PROPERTIES LIMITED PARTNERSHIP

                           NEW GAULEY COAL CORPORATION

                          ROBERTSON COAL MANAGEMENT LLC

                        GP NATURAL RESOURCE PARTNERS LLC

                                   NRP (GP) LP

                         NATURAL RESOURCE PARTNERS L.P.

                                       and

                               NRP (OPERATING) LLC

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                                OMNIBUS AGREEMENT

      THIS OMNIBUS AGREEMENT ("Agreement") is entered into on, and effective as of, the Closing Date (as defined herein) among Arch Coal, Inc., a Delaware corporation ("Arch"), Ark Land Company, a Delaware corporation ("Ark"), Western Pocahontas Properties Limited Partnership, a Delaware limited partnership ("WPP"), Great Northern Properties Limited Partnership, a Delaware limited partnership ("GNP"), New Gauley Coal Corporation, a West Virginia corporation ("NGCC" and, together with WPP and GNP, the "WPP Group"), Robertson Coal Management LLC, a Delaware limited liability company ("Robertson Coal Management"), GP Natural Resource Partners LLC ("GP LLC"), NRP (GP) LP, a Delaware limited partnership (including any permitted successors and assigns under the Partnership Agreement (as defined herein), the "General Partner"), Natural Resource Partners L.P., a Delaware limited partnership (the "Partnership"), and NRP (Operating) LLC, a Delaware limited liability company ("OLLC"). The above-named entities are sometimes referred to in this Agreement each as a "Party" and collectively as the "Parties."

                                R E C I T A L S:

      1. The Parties desire by their execution of this Agreement to evidence their understanding, as more fully set forth in Article II, with respect to those business opportunities that a Sponsor (as defined herein) will not engage in for so long as such Sponsor participates in the control of the General Partner unless the Partnership has declined to engage in any such business opportunity for its own account.

      2. The Parties desire by their execution of this Agreement to evidence their understanding, as more fully set forth in Article III, with respect to certain indemnification obligations of the Sponsors in favor of the Partnership Group (as defined herein).

      In consideration of the premises and the covenants, conditions and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto hereby agree as follows:

                                   ARTICLE I
                                   DEFINITIONS

            1.1 DEFINITIONS.

                  (a) As used in this Agreement, the following terms shall have the respective meanings set forth below:

            "Affiliate" is defined in the Partnership Agreement; notwithstanding the foregoing, "Affiliate" shall also include, with respect to any Sponsor, any other entity in which the Sponsor owns, through one or more intermediaries, 50% or more of the then outstanding voting securities or ownership interests of such entity.

            "Assets" means all assets conveyed, contributed, or otherwise transferred by the Sponsors to the Partnership Group prior to or on the Closing Date.


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            "Closing Date" means the date of the closing of the Partnership's initial public offering of Common Units.

            "Common Units" is defined in the Partnership Agreement.

            "Conflicts Committee" is defined in the Partnership Agreement.

            "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract, or otherwise.

            "Covered Environmental Losses" is defined in Section 3.1.

            "Environmental Laws" means all federal, state, and local laws, statutes, rules, regulations, orders, and ordinances, now or hereafter in effect, relating to protection of human health and the environment including, without limitation, the federal Comprehensive Environmental Response, Compensation, and Liability Act, the Superfund Amendments Reauthorization Act, the Surface Mining Control and Reclamation Act, the Mine Health and Safety Acts of 1969 and 1977, the Resource Conservation and Recovery Act, the Clean Air Act, the Clean Water Act, the Federal Water Pollution Control Act, the Toxic Substances Control Act, the Hazardous Materials Transportation Act, the Safe Drinking Water Act, the Emergency Planning and Community Right-to-Know Act, and other environmental conservation and protection laws, each as amended from time to time.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            "Group Member" is defined in the Partnership Agreement.

            "Limited Partner" is defined in the Partnership Agreement.

            "Mechanics Lien" means the unperfected lien filed on March 21, 2002 against Ark in the amount of $40,504.40 by Ash Block, Inc.

            "Majority Sponsor" means the WPP Group and any Affiliate of the WPP Group, Robertson Coal Management or Corbin J. Robertson, Jr.

            "Minority Sponsor" means Arch and Ark.

            "Partnership Agreement" means the First Amended and Restated Agreement of Limited Partnership of Natural Resource Partners L.P., dated as of the Closing Date, as such agreement is in effect on the Closing Date, to which reference is hereby made for all purposes of this Agreement. No amendment or modification to the Partnership Agreement subsequent to the Closing Date shall be given effect for the purposes of this Agreement unless consented to by each of the Parties to this Agreement.

            "Partnership Group" is defined in the Partnership Agreement.


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            "Person" is defined in the Partnership Agreement.

            "Restricted Business" is defined in Section 2.1.

            "Second Offer" is defined in Section 2.4(c).

            "Sponsor" means any of the Majority Sponsor or the Minority Sponsor, and "Sponsors" means both the Majority Sponsor and the Minority Sponsor.

            "Subsidiary" is defined in the Partnership Agreement.

            "Unit" is defined in the Partnership Agreement.

                                   ARTICLE II
                             BUSINESS OPPORTUNITIES

            2.1 RESTRICTED ACTIVITIES

                  (a) Restricted Businesses. For so long as a Sponsor
            participates in the control of the General Partner, and except as permitted by Section 2.2, each Sponsor and its Affiliates shall be prohibited from, directly or indirectly, owning, operating or investing in any business having assets engaged in the following activities (each, a "Restricted Business"):

                        (i) owning or entering into leases with a party other
                  than an Affiliate of a Sponsor of any fee coal reserves within the United States owned by a Sponsor or its Affiliate; or

                        (ii) owning or entering into subleases with a party
                  other than an Affiliate of a Sponsor of any coal reserves within the United States controlled by a paid-up lease owned by a Sponsor or its Affiliate.

                  (b) Restrictions on Controlling Investments in New Entities.
            For so long as a Sponsor participates in the control of the General Partner, the Sponsors and their Affiliates shall be prohibited from the following actions:

                        (i) The Majority Sponsor and its Affiliates may not,
                  through one or more transactions, form or purchase (1) a general partner interest in any partnership (publicly traded or private) that principally engages in a Restricted Business,
                  (2) a managing member interest in any limited liability company (publicly traded or private) that principally engages in a Restricted Business or (3) a controlling interest in any corporation (publicly traded or private) that principally engages in a Restricted Business; provided, however, that the Majority Sponsor may form or purchase a general partner interest in any private partnership, a managing member interest in any private limited liability company or a controlling interest in any private corporation, each principally engaging in a Restricted Business, subject to Sections 2.3 and 2.4.


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                        (ii) The Minority Sponsor and its Affiliates may not,
                  through one or more transactions, form or purchase (1) a general partner interest in any partnership (publicly traded or private) that principally engages in a Restricted Business,
                  (2) a managing member interest in any limited liability company (publicly traded or private) that principally engages in a Restricted Business or (3) a controlling interest in any corporation (publicly traded or private) that principally engages in a Restricted Business; provided, however, that the Minority Sponsor may form or purchase a general partner interest in any partnership (publicly traded or private), a managing member interest in any limited liability company (publicly traded or private) or a controlling interest in any corporation (publicly traded or private), each principally engaging in a Restricted Business, so long as (1) the Minority Sponsor sells such general partner interest, managing member interest or controlling interest to the Partnership or a third party within six months of the date of the acquisition by the Minority Sponsor or (2) the General Partner (with the concurrence of the Conflicts Committee) agrees that the interest in the Restricted Business will be subject to Section
                  2.4 of this Agreement without further reference to this paragraph. If, at any time after six months from the date of such formation or acquisition by the Minority Sponsor, the Minority Sponsor continues to own the interest in the Restricted Business despite a good faith, reasonable attempt to divest such interest, it may seek an extension from the Conflicts Committee for such time as is reasonably necessary to divest such interest. The Conflicts Committee, in its discretion, may either (1) grant an extension to the Minority Sponsor to complete the divestiture of such interest or (2) subject such interest to Section 2.4(c).

                  If the Conflicts Committee does not grant an extension or if the Minority Sponsor's interest in the Restricted Business is not otherwise subject to Section 2.4, then if at any time after six months from the date of such formation or acquisition by the Minority Sponsor, the Minority Sponsor continues to own such interest despite a good faith, commercially reasonable attempt to divest such interest, it must promptly notify the General Partner in writing of its decision to either (1) immediately cause its directors to resign from the board of directors of GP LLC and it shall thereafter be forever free to continue to own and operate such interest in the Restricted Business; provided, however, that the Minority Sponsor shall thereafter continue to relinquish its rights to designate directors of GP LLC until such time as the Minority Sponsor divests of its interest in the Restricted Business or (2) initiate a sale of its interest in the Restricted Business to the Partnership as described below and engage an independent investment banking firm with a national reputation to determine the fair market value of the Restricted Business. Such investment banking firm will determine the fair market value of the interest in the Restricted Business within 30 days and furnish the Minority Sponsor and the General


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                  Partner its opinion of such value. The Minority Sponsor and the General Partner shall have 30 days from the receipt of such opinion to determine::

                              (A) if the Minority Sponsor and the General
                        Partner (with the concurrence of the Conflicts Committee) agree on the fair market value as determined by the investment banking firm, in which case the Minority Sponsor shall sell the interest in the Restricted Business to any member of the Partnership Group;

                              (B) if the Minority Sponsor desires to sell the
                        interest in the Restricted Business to the Partnership Group at the valuation determined by the investment banking firm but the General Partner (with the concurrence of the Conflicts Committee) does not elect to purchase the interest in the Restricted Business at such valuation, in which case the Minority Sponsor will be forever free to continue to own and operate the interest in the Restricted Business; or

                              (C) if the Minority Sponsor does not elect to sell
                        the interest in the Restricted Business at the valuation determined by the investment banking firm but the General Partner (with the concurrence of the Conflicts Committee) desires the purchase the interest in the Restricted Business at such valuation, in which case the Minority Sponsor will cause its designated directors to resign immediately from the board of directors of GP LLC, and the Minority Sponsor will be forever free to continue to own and operate the interest in the Restricted Business; provided, however, that the Minority Sponsor shall thereafter continue to relinquish its rights to designate directors of GP LLC until such time as the Minority Sponsor divests of its interest in the Restricted Business.

                  All fees of the investment banking firm for its services pursuant to the preceding paragraph shall be (1) split equally between the Minority Sponsor and the Partnership in the case of clause (A) above; (2) the sole obligation of the Partnership in the case of clause (B) above; or (3) the sole obligation of the Minority Sponsor in the case of clause (C) above.

            2.2 PERMITTED EXCEPTIONS.

            Notwithstanding any provision of Section 2.1 to the contrary, and subject to Section 2.3 in the case of assets retained by a Sponsor pursuant to Section 2.2(a) or Section 2.2(b)(i), any Sponsor or its Affiliate may engage, directly or indirectly, in the following activities under the following circumstances:

                  (a) owning, operating or investing in any Restricted Business
            (whether comprised of one asset or a group of related assets) that is retained by a Sponsor or its Affiliate as of the Closing Date; provided, however that if after the Closing Date the Restricted Business (whether comprised of one asset or a group of


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            related assets) has a fair market value (as determined in good faith by the board of directors, or other governing body, of the Sponsor that owns, operates or invests in the Restricted Business) greater than $10 million, the Sponsor must offer the Restricted Business to the Partnership Group in accordance with Section 2.4;

                  (b) owning, operating or investing in a Restricted Business that is acquired by a Sponsor or its Affiliate after the Closing Date if:

                        (i) the fair market value of the Restricted Business
                  (whether comprised of one asset or a group of related assets) (as determined in good faith by the board of directors, or other governing body, of the Sponsor that will own, operate or invest in the Restricted Business) is equal to or less than $10 million at the time of such acquisition by such Sponsor or its Affiliate; provided, however, that if the fair market value of the Restricted Business (whether comprised of one asset or a group of related assets) subsequently exceeds $10 million, the Sponsor must offer the Restricted Business to the Partnership Group in accordance with Section 2.4.

                        (ii) in the case of an acquisition of a Restricted
                  Business (whether comprised of one asset or a group of related assets) with a fair market value (as determined in good faith by the board of directors, or other governing body, of the Sponsor that will own, operate or invest in the Restricted Business) greater than $10 million at the time of such acquisition by the Sponsor, the Partnership Group has been offered the opportunity to purchase the Restricted Business in accordance with Section 2.4 and the Partnership Group (with the concurrence of the Conflicts Committee) has elected not to purchase the Restricted Business.

                        (iii) the investment in the Restricted Business is held
                  solely by means of an equity interest in the entity that owns the Restricted Business and such equity interest does not constitute control of the Restricted Business.

            2.3 LIMITATION ON ACQUISITIONS BY THE MAJORITY SPONSOR.

                  (a) Notwithstanding Section 2.2, the fair market value (as determined in good faith by the board of directors, or other governing body, of the Majority Sponsor) of all Restricted Businesses owned, operated or invested in by the Majority Sponsor (other than those owned or operated by the Majority Sponsor as of the Closing Date) may not exceed $75 million in the aggregate. For purposes of this Section 2.3, the fair market value of any entity owning the Restricted Businesses purchased by the Majority Sponsor shall be determined based on the fair market value of the entity as a whole, without regard for any lesser ownership interest therein to be acquired by the Majority Sponsor.

            2.4 PROCEDURES.

                  (a)


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                        (i) If the Majority Sponsor desires to acquire a
                  Restricted Business not otherwise permitted by Section 2.2 and such Restricted Business constitutes greater than 50% of the aggregate value of the entire acquisition, then the Majority Sponsor shall (1) notify the General Partner in writing of such acquisition opportunity, (2) deliver to the General Partner all information prepared by or on behalf of the Sponsor relating to such Restricted Business and the proposed acquisition and (3) offer the Partnership Group the opportunity to purchase such Restricted Business in accordance with this Section 2.4. The offer shall set forth the terms relating to the purchase of the Restricted Business. As soon as practicable, but in any event within 60 days after receipt of such written notification, the General Partner shall notify the Sponsor in writing that either (1) the General Partner has elected, with the approval of the Conflicts Committee, not to cause a Group Member to purchase the Restricted Business, in which event the Sponsor may consummate the proposed acquisition opportunity and own, operate or invest in such Restricted Business or (2) the General Partner has elected to cause a Group Member to purchase the Restricted Business, in which event the procedures outlined in this Section 2.4 shall apply.

                        (ii) if (1) the Minority Sponsor desires to acquire a
                  Restricted Business or an entity that engages in a Restricted Business not otherwise permitted by Section 2.2, in each case with a fair market value (as determined in good faith by the board of directors or other governing body of the Minority Sponsor) in excess of $10 million or (2) the Majority Sponsor desires to acquire a Restricted Business or an entity that engages in a Restricted Business (not otherwise permitted by Section 2.2) and such Restricted Business constitutes 50% or less of the aggregate value of the entire acquisition, then not later than six months after the consummation of the acquisition by such Sponsor of the Restricted Business, such Sponsor shall (1) notify the General Partner in writing of such acquisition, (2) deliver to the General Partner all information prepared by or on behalf of the Sponsor relating to such acquisition and (3) offer the Partnership Group the opportunity to purchase the Restricted Business in accordance with this Section 2.4. The offer shall set forth terms relating to the purchase of the Restricted Business. As soon as practicable, but in any event within 60 days after receipt of such written notification, the General Partner shall notify the Sponsor in writing that either (1) the General Partner has elected, with the approval of the Conflicts Committee, not to cause a Group Member to purchase the Restricted Business, in which case the Sponsor may continue to own, operate or invest in such Restricted Business or (2) the General Partner has elected to cause a Group Member to purchase the Restricted Business, in which event the procedures outlined in this
                  Section 2.4 shall apply.


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                        (iii) For purposes of this Section 2.4, a "Restricted
                  Business" excludes a general partner interest or a managing member interest, which interests are addressed in Section 2.1.

                  (b) If the Sponsor and the General Partner (with the
            concurrence of the Conflicts Committee) are able to agree on the fair market value of the Restricted Business that is subject to the offer delivered pursuant to Section 2.4(a)(i) or (ii) above and the other terms of the offer, a Group Member shall purchase the Restricted Business for the agreed upon fair market value as soon as commercially practicable after such agreement has been reached. The purchase agreement for the Restricted Business will provide for the purchase price to be paid, at the option of the Sponsor, in cash, Units, or an interest-bearing promissory note (the interest rate and other terms of which shall be mutually agreed upon by the Sponsor and the General Partner) or any combination thereof.

                  (c) If the Sponsor and the General Partner are unable to agree on the fair market value of the Restricted Business that is subject to the offer delivered pursuant to Section 2.4(a)(i) or (ii) above or the other terms of the offer within 60 days after receipt by the General Partner of the offer, then the Sponsor may not, for a period of two years following the date of the offer, sell the Restricted Business to a third party for less than the price set forth in the offer or on more favorable terms than the terms set forth in the offer; provided, however, that if during such two-year period, a change occurs in the Restricted Business that, in the good faith opinion of the board of directors or other governing body of the relevant Sponsor, affects the fair market value of such Restricted Business by more than 10% and the fair market value of the Restricted Business remains greater than $10 million, the Sponsor shall be obligated to re-offer such Restricted Business to the Partnership Group at the new fair market value (as determined in good faith by the board of directors, or other governing body, of the Sponsor that owns the Restricted Business) and the process with respect to the Second Offer (as defined below) shall commence. If, at the end of the two-year period, the Sponsor has not sold the Restricted Business to a third party and the Restricted Business still has a fair market value (as determined in good faith by the board of directors, or other governing body, of the Sponsor that owns the Restricted Business) greater than $10 million, the Sponsor must again offer to the Partnership Group the opportunity to purchase such Restricted Business in accordance with this Section 2.4(c) (the "Second Offer"). The Second Offer shall set forth the terms relating to the purchase of the Restricted Business. As soon as practicable, but in any event within 60 days after receipt of the Second Offer, the General Partner shall notify the Sponsor in writing that either (1) the General Partner has elected, with the approval of the Conflicts Committee, not to cause a Group Member to purchase the Restricted Business, in which event the Sponsor may continue to own such Restricted Business without further obligation with respect to the Partnership Group, or (2) the General Partner has elected to cause a Group Member to purchase the Restricted Business, in which event a Group Member shall purchase the Restricted Business for the agreed upon fair market value as soon as commercially practicable after such agreement has been reached.


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            The purchase agreement for the Restricted Business will provide for the purchase price to be paid, at the option of the Sponsor, in cash, Units, or an interest-bearing promissory note (the interest rate and other terms of which shall be mutually agreed upon by the Sponsor and the General Partner) or any combination thereof.

            2.5 SCOPE OF PROHIBITION. Except as provided in this Article II and the Partnership Agreement, each Sponsor and its Affiliates shall be free to engage in any business activity, including those that may be in direct competition with any Group Member.

            2.6 ENFORCEMENT. The Sponsors agree and acknowledge that the Partnership Group does not have an adequate remedy at law for the breach by a Sponsor of the covenants and agreements set forth in this Article II, and that any breach by a Sponsor of the covenants and agreements set forth in this
Article II would result in irreparable injury to the Partnership Group. The Sponsors each further agree and acknowledge that any Group Member may, in addition to the other remedies which may be available to the Partnership Group, file a suit in equity to enjoin a Sponsor Entity from such breach, and consent to the issuance of injunctive relief under this Agreement.

                                  ARTICLE III
                                 INDEMNIFICATION

            3.1 INDEMNIFICATION BY THE SPONSORS

                  (a) Subject to Section 3.2, the Sponsors, jointly and
            severally, shall indemnify, defend and hold harmless the Partnership Group for a period of three years after the Closing Date from and against all Covered Environmental Losses, defined as follows: any event or condition associated with ownership or operation of the Assets including, without limitation, (A) the cost and expense of any investigation, assessment, evaluation, monitoring, containment, cleanup, repair, restoration, remediation, or other corrective action required or necessary under Environmental Laws, (B) the cost or expense of the preparation and implementation of any closure, remedial, corrective action, or other plans required or necessary under Environmental Laws, (C) the cost and expense for any environmental or toxic tort pre-trial, trial, or appellate legal or litigation support work and (D) any violation or correction of violation of Environmental Laws associated with the Assets; but only to the extent that such violation complained of under this section or such events or conditions included under this section occurred before the Closing Date (collectively, "Covered Environmental Losses").

                  (b) The Sponsors, jointly and severally, shall indemnify,
            defend and hold harmless the Partnership Group from and against all federal, state and local income tax liabilities attributable to the ownership or operation of the Assets prior to the Closing Date, including any such income tax liabilities of the Sponsors and


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            their Affiliates that may result from the consummation of the formation transactions for the Partnership Group.

                  (c) Ark shall indemnify, defend and hold harmless the
            Partnership Group from and against any and all claims, demands, costs, liabilities and expenses (including court costs and reasonable attorneys' fees) of every kind, character and description, whether known or unknown, accrued or contingent, and whether or not reflected on the books and records of Ark as of the Closing Date, arising from or relating to the liabilities assumed by the Partnership Group with respect to the Mechanics Lien. Ark hereby agrees that upon the request of the Partnership Group, Ark will escrow up to 150% of the amount of the Mechanics Lien, including accrued interest in an account specified by the Partnership Group.

            3.2 LIMITATIONS REGARDING ENVIRONMENTAL INDEMNIFICATION

                  (a) The Sponsors shall have no indemnification obligation
            under Section 3.1 for (1) claims made after the third anniversary of the Closing Date or (2) claims made as a result of additions to or modifications of the Environmental Laws made after the Closing Date.

                  (b) The aggregate combined liability of the Sponsors in
            respect of all Covered Environmental Claims under Section 3.1(a) shall not exceed $10.0 million.

            3.3 INDEMNIFICATION PROCEDURES

                  (a) The Partnership Group agrees that within a reasonable
            period of time after it becomes aware of facts giving rise to a claim for indemnification under this Article III, it will provide notice thereof in writing to the Sponsor that contributed the property that is the subject of the claim, specifying the nature of and specific basis for such claim.

                  (b) Each Sponsor shall have the right to control all aspects of the defense of (and any counterclaims with respect to) any claims brought against the Partnership Group that are covered by the indemnification under this Article III, including, without limitation, the selection of counsel, determination of whether to appeal any decision of any court and the settling of any such matter or any issues relating thereto; provided, however, that no such settlement shall be entered into without the consent of the Partnership Group unless it includes a full release of the Partnership Group from such matter or issues, as the case may be.

                  (c) The Partnership Group agrees to cooperate fully with each
            Sponsor, with respect to all aspects of the defense of any claim covered by the indemnification under this Article III, including, without limitation, the prompt furnishing to each Sponsor of any correspondence or other notice relating thereto that the Partnership Group may receive, permitting the name of the Partnership Group to be utilized in connection with such defense, the making available to each Sponsor of any files, records or other information of the Partnership Group


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            that each Sponsor considers relevant to such defense and the making available to each Sponsor of any employees of the Partnership Group; provided, however, that in connection therewith each Sponsor agrees to use reasonable efforts to minimize the impact thereof on the operations of the Partnership Group and further agree to maintain the confidentiality of all files, records, and other information furnished by the Partnership Group pursuant to this Section 3.3. In no event shall the obligation of the Partnership Group to cooperate with each Sponsor as set forth in the immediately preceding sentence be construed as imposing upon the Partnership Group an obligation to hire and pay for counsel in connection with the defense of any claims covered by the indemnification set forth in this Article III; provided, however, that the Partnership Group may, at its own option, cost and expense, hire and pay for counsel in connection with any such defense. Each Sponsor agrees to keep any such counsel hired by the Partnership Group informed as to the status of any such defense, but each Sponsor shall have the right to retain sole control over such defense.

                  (d) In determining the amount of any loss, cost, damage or expense for which the Partnership Group is entitled to indemnification under this Agreement, the gross amount of the indemnification will be reduced by (1) any insurance proceeds realized by the Partnership Group, and such correlative insurance benefit shall be net of any incremental insurance premium that becomes due and payable by the Partnership Group as a result of such claim and (2) all amounts recovered by the Partnership Group under contractual indemnities from third Persons.

                  (e) The date on which notification of a claim for
            indemnification is received by the Sponsors shall determine whether such claim is timely made under Section 3.2.

                                   ARTICLE IV
                                  MISCELLANEOUS

            4.1 CHOICE OF LAW; SUBMISSION TO JURISDICTION. This Agreement shall be subject to and governed by the laws of the State of Texas, excluding any conflicts-of-law rule or principle that might refer the construction or interpretation of this Agreement to the laws of another state. Each Party hereby submits to the jurisdiction of the state and federal courts in the State of Texas and to venue in Houston, Texas.

            4.2 NOTICE. All notices or requests or consents provided for by, or permitted to be given pursuant to, this Agreement must be in writing and must be given by depositing same in the United States mail, addressed to the Person to be notified, postpaid, and registered or certified with return receipt requested or by delivering such notice in person or by telecopier or telegram to such Party. Notice given by personal delivery or mail shall be effective upon actual receipt. Notice given by telegram or telecopier shall be effective upon actual receipt if received during the recipient's normal business hours or at the beginning of the recipient's next business day after receipt if not received during the recipient's normal business hours. All notices to be sent to a Party pursuant to this Agreement shall be sent to or made at the address set forth below such Party's signature to this Agreement or at such other address as such Party may stipulate to the other Parties in the manner provided in this Section 4.2.

            if to Arch or Ark:

                Arch Coal, Inc.
                Attention: General Counsel
                CityPlace One, Suite 300
                St. Louis, MO 63141
                Telecopy:  (314) 994-2734

            if to WPP or NGCC:

                Western Pocahontas Properties Limited Partnership or New Gauley Coal Corporation
                Attention: Nick Carter
                P.O. Box 2827
                1035 Third Avenue, Suite 300
                Huntington, WV 25727
                Telecopy: (304) 522-5401

                with a copy to:

                Dwight Dunlap
                601 Jefferson, Suite 3600
                Telecopy: (713) 751-7510

            if to GNP:

                Great Northern Properties Limited Partnership
                Attention: Corbin J. Robertson, Jr.
                601 Jefferson, Suite 3600
                Telecopy: (713) 751-7510

                with a copy to:

                Dwight Dunlap
                601 Jefferson, Suite 3600

                Telecopy: (713) 751-7510

            if to Robertson Coal Management LLC

                Robertson Coal Management LLC
                Attention:  Corbin J. Robertson, Jr.
                601 Jefferson Street, Suite 3600
                Houston, TX 77002
                Telecopy: (713) 751-7510

                with a copy to:

                Dwight Dunlap
                601 Jefferson, Suite 3600
                Telecopy: (713) 751-7510

            if to any Group Member

                NRP (GP) LP
                Attention: Dwight Dunlap
                601 Jefferson, Suite 3600
                Telecopy: (713) 751-7510

            4.3 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement of the Parties relating to the matters contained herein, superseding all prior contracts or agreements, whether oral or written, relating to the matters contained herein.

            4.4 TERMINATION. Article II of this Agreement will terminate with respect to any Sponsor upon the sale or other disposition of (1) all of such Sponsor's membership interest in GP LLC and limited partnership interest in the General Partner and (2) the termination of its right to nominate and elect the directors of GP LLC.

            4.5 AMENDMENT OR MODIFICATION. This Agreement may be amended or modified from time to time after the Closing Date only by the written agreement of all the Parties hereto; provided, however, that the Partnership may not, without the prior approval of the Conflicts Committee, agree to any amendment or modification of this Agreement that, in the reasonable discretion of the General Partner, will adversely affect the holders of Common Units. Each such instrument shall be reduced to writing and shall be designated on its face an "Amendment" or an "Addendum" to this Agreement.

            4.6 ASSIGNMENT. No Party shall have the right to assign its rights or obligations under this Agreement without the consent of the other Parties hereto.

            4.7 COUNTERPARTS. This Agreement may be executed in any number of counterparts with the same effect as if all signatory parties had signed the same document. All counterparts shall be construed together and shall constitute one and the same instrument.

            4.8 SEVERABILITY. If any provision of this Agreement shall be held invalid or unenforceable by a court or regulatory body of competent jurisdiction, the remainder of this Agreement shall remain in full force and effect.

            4.9 FURTHER ASSURANCES. In connection with this Agreement and all transactions contemplated by this Agreement, each signatory party hereto agrees to execute and deliver such additional documents and instruments and to perform such additional acts as may be necessary or appropriate to effectuate, carry out and perform all of the terms, provisions and conditions of this Agreement and all such transactions.

            4.10 RIGHTS OF LIMITED PARTNERS. The provisions of this Agreement are enforceable solely by the Parties to this Agreement, and no Limited Partner of the Partnership shall have the right, separate and apart from the Partnership, to enforce any provision of this Agreement or to compel any Party to this Agreement to comply with the terms of this Agreement.

            IN WITNESS WHEREOF, the Parties have executed this Agreement on, and effective as of, the Closing Date.

                                     ARCH COAL, INC.

                                     By: /s/ Robert J. Messey
                                        ----------------------------------------
                                         Name:   Robert J. Messey
                                         Title:  Senior Vice President and Chief
                                                 Financial Officer


                                     ARK LAND COMPANY

                                         By: /s/ Steve McCurdy
                                            ------------------------------------
                                         Name:   Steve McCurdy
                                         Title:  President


                                     WESTERN POCAHONTAS PROPERTIES
                                     LIMITED PARTNERSHIP

                                     By: Western Pocahontas Corporation,
                                         Its General Partner

                                         By: /s/ Nick Carter
                                            ------------------------------------
                                         Name:   Nick Carter
                                         Title:  President


                                     GREAT NORTHERN PROPERTIES LIMITED
                                     PARTNERSHIP

                                     By: GNP Management Corporation,
                                         Its General Partner

                                         By: /s/ Dwight L. Dunlap
                                            ------------------------------------
                                            Name:   Dwight L. Dunlap
                                            Title:  Chief Financial Officer


                                     NEW GAULEY COAL CORPORATION

                                         By: /s/ Nick Carter
                                            ------------------------------------
                                            Name:   Nick Carter
                                            Title:  President

                                     ROBERTSON COAL MANAGEMENT LLC

                                     By:    Corbin J. Robertson, Jr.
                                            Its sole member

                                         By:  /s/ Corbin J. Robertson, Jr.
                                            ------------------------------------
                                            Name: Corbin J. Robertson, Jr.


                                     GP NATURAL RESOURCE PARTNERS LLC

                                         By:  /s/ Nick Carter
                                            ------------------------------------
                                            Name:  Nick Carter
                                            Title: President


                                     NRP (GP) LP

                                     By: GP Natural Resource Partners LLC,
                                         Its General Partner

                                         By:  /s/  Nick Carter
                                            ------------------------------------
                                            Name:  Nick Carter
                                            Title: President


                                     NATURAL RESOURCE PARTNERS L.P.

                                     By: NRP (GP) LP,
                                         Its General Partner

                                     By: GP Natural Resource Partners LLC,
                                         Its General Partner

                                         By:  /s/  Nick Carter
                                            ------------------------------------
                                            Name:  Nick Carter
                                            Title: President


                                     NRP (OPERATING) LLC

                                         By:  /s/  Nick Carter
                                            ------------------------------------
                                            Name:  Nick Carter
                                            Title: President